Exhibit 4.8

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated November 6, 2023 (this “Agreement”) is entered into by and among Microsoft Corporation, a Washington corporation (the “Company”) and BofA Securities, Inc. (“BofA Securities”), J.P. Morgan Securities LLC (“J.P. Morgan Securities”), Wells Fargo Securities, LLC (“Wells Fargo Securities”) and the additional dealer managers listed on Schedule A attached hereto (each a “Dealer Manager” and collectively, the “Dealer Managers”).

The Company has made an offer to exchange any and all of the outstanding 3.400% Senior Notes due 2026 (the “Existing Activision Blizzard 2026 Notes”), 3.400% Senior Notes due 2027 (the “Existing Activision Blizzard 2027 Notes”), 1.350% Senior Notes due 2030 (the “Existing Activision Blizzard 2030 Notes”), 4.500% Senior Notes due 2047 (the “Existing Activision Blizzard 2047 Notes”) and 2.500% Senior Notes due 2050 (the “Existing Activision Blizzard 2050 Notes” and, together with the Existing Activision Blizzard 2026 Notes, the Existing Activision Blizzard 2027 Notes, the Existing Activision Blizzard 2030 Notes and the Existing Activision Blizzard 2047 Notes, the “Existing Activision Blizzard Notes”) of Activision Blizzard, Inc., a Delaware corporation (“Activision Blizzard”), for the respective notes of the new series of the Company’s 3.400% Notes due 2026 (the “New 2026 Notes”), 3.400% Notes due 2027 (the “New 2027 Notes”), 1.350% Notes due 2030 (the “New 2030 Notes”), 4.500% Notes due 2047 (the “New 2047 Notes”) and 2.500% Notes due 2050 (the “New 2050 Notes” and, together with the New 2026 Notes, the New 2027 Notes, the New 2030 Notes and the New 2047 Notes, the “New Notes”). The New Notes will be issued upon the terms set forth in the Offering Memorandum (as defined below). The Company has agreed to provide the Holders (as defined below) of the New Notes the registration rights set forth in this Agreement. The Dealer Managers have severally agreed to act as dealer managers pursuant to a dealer manager agreement dated as of October 16, 2023 among the Company and the Dealer Managers (the “Dealer Manager Agreement”). The New Notes will be issued pursuant to the Indenture (as defined below). As an inducement to the Dealer Managers, the Company agrees with the Dealer Managers, for the benefit of the Holders as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Activision Blizzard” shall have the meaning set forth in the Preamble.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

“Company” shall have the meaning set forth in the Preamble.

“Dealer Manager” shall have the meaning set forth in the Preamble.

“Dealer Manager Agreement” shall have the meaning set forth in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Notes” shall mean notes of a series issued by the Company under the Indenture and containing terms substantially identical in all material respects to the applicable series of New Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders in exchange for Registrable Securities of such series pursuant to the Exchange Offer for such series.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Notes of each series for Registrable Securities of such series pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form as selected by the Company) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company and used by the Company in connection with the sale of the New Notes or the Exchange Notes.

“Holders” shall mean holders of Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(a) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the indenture, dated as of May 18, 2009, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented in relation to the New Notes by a supplemental indenture to be entered into on or about the date the New Notes are first issued, as the same may be amended and further supplemented from time to time in accordance with the terms thereof with applicability to the New Notes and the Exchange Notes.

“Inspector” shall have the meaning set forth in Section 3(a)(xv) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its “affiliates” (as such term is defined in Rule 405 under the Securities Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“New Notes” shall have the meaning set forth in the Preamble.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Offering Memorandum” shall mean the confidential Offering Memorandum and Consent Solicitation Statement, dated as of October 16, 2023, distributed in connection with the offer to exchange the New Notes for the Existing Activision Blizzard Notes.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Securities” shall mean the New Notes; provided that the New Notes shall cease to be Registrable Securities upon the earliest to occur of the following: (i) when a Registration Statement with respect to such New Notes has become effective under the Securities Act and such New Notes have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such New Notes cease to be outstanding and (iii) when such New Notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that the Company shall have removed or caused to be removed any restrictive legend on such New Notes.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer of the Exchange Notes for all New Notes validly tendered in accordance with the terms of the Exchange Offer is not completed on or prior to the Target Registration Date or, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the 60th day after the later of (a) the Target Registration Date and (b) the date on which the Company receives a duly executed Shelf Request or (ii) if applicable, a shelf registration statement covering resales of the New Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of Registrable Securities (a) on more than two occasions of at least 30 consecutive days during the required effectiveness period pursuant to Section 2(b) hereof or (b) at any time in any 12-month period during the required effectiveness period pursuant to Section 2(b) hereof and such failure to remain effective or be so usable exists for more than 90 days (whether or not consecutive) in any 12-month period.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable and documented fees and disbursements of (x) one counsel for any Underwriters or (y) one counsel for any Holders, in connection with blue sky qualification of any Exchange Notes or Registrable Securities), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees incurred by the Company (including with respect to maintaining ratings of the New Notes), (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable and documented fees and disbursements of the Trustee and its one counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable and documented fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected or replaced by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Dealer Managers) and (viii) the fees and disbursements of the independent registered public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b).

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Suspension Actions” shall have the meaning set forth in Section 2(e) hereof.

“Target Registration Date” shall mean January 29, 2025.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended.

“Trustee” shall mean the trustee with respect to the New Notes under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act.

(a) To the extent not prohibited by any applicable law or regulation, the SEC or applicable interpretations of the Staff, the Company shall use its commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all outstanding Registrable Securities for Exchange Notes and (y) cause such Registration Statement to become effective by the Target Registration Date and, if requested by one or more Participating Broker-Dealers, remain effective until 180 days after the last Exchange Date for use by such Participating Broker-Dealers. The Company shall commence the Exchange Offer for each series of New Notes promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer for such series not later than 60 days after such effective date.

After the Exchange Offer Registration Statement has become effective, the Company shall commence the Exchange Offer for each series by mailing and/or electronically delivering, or by causing the mailing and/or electronic delivery of, the related Prospectus, appropriate letters of transmittal (if necessary) and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i) that such Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities of such series validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such Prospectus is mailed and/or electronically delivered) (each, an “Exchange Date”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv) that any Holder electing to have any Registrable Security of a series exchanged pursuant to the Exchange Offer for such series will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal (if necessary), to the institution and at the address and in the manner specified in the Prospectus, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date with respect to such Exchange Offer; and

(v) that any Holder of Registrable Securities of a series will be entitled to withdraw its election, not later than the close of business on the last Exchange Date with respect to the Exchange Offer for such series, by (A) sending to the institution and at the address specified in the Prospectus, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Registrable Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in an Exchange Offer, a Holder will be required to represent to the Company that (1) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of such Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, (4) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (5) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Notes.

As soon as practicable after the last Exchange Date with respect to an Exchange Offer for Registrable Securities of a series, the Company shall:

(i) accept for exchange Registrable Securities of such series or portions thereof validly tendered and not properly withdrawn pursuant to such Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities of such series or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Notes of such series equal in principal amount to the principal amount of the Registrable Securities of such series tendered by such Holder; provided that if any of the Registrable Securities are in book-entry form, the Company shall, in cooperation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures.

The Company shall use its commercially reasonable efforts to complete each Exchange Offer as provided above and shall use commercially reasonable efforts to comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with each Exchange Offer. No Exchange Offer shall be subject to any conditions, other than that the Exchange Offer does not violate any applicable law, rule, regulation or applicable interpretations of the Staff and that no action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the Exchange Offer.

Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on each applicable Registrable Security surrendered in the Exchange Offer, or if no interest has been paid on the applicable Registrable Security surrendered in the Exchange Offer, from the last interest payment date on which interest was paid on the applicable Existing Activision Blizzard Note surrendered in connection with the offer to exchange New Notes for Existing Activision Blizzard Notes as set forth in the Offering Memorandum.

(b) If (i) for any reason the Exchange Offer is not completed on or prior to the Target Registration Date or (ii) following the Target Registration Date the Company receives a written request (a “Shelf Request”) from (x) any Dealer Manager representing that it holds Registrable Securities of the applicable series that are or were ineligible to be exchanged in any such Exchange Offer, or (y) (1) any Holder of Registrable Securities that confirms that any applicable law or interpretations do not permit such Holder of Registrable Securities to participate in the Exchange Offer, or (2) any Holder of Registrable Securities that participates in the Exchange Offer who does not receive freely transferable Exchange Notes in exchange for tendered Registrable Securities, or (3) any Holder of Registrable Securities who validly tendered Registrable Securities pursuant to the Exchange Offer but which were not exchanged for the applicable Exchange Notes promptly after being accepted for exchange, the Company shall use its commercially reasonable efforts to cause to be filed and become effective a Shelf Registration Statement providing for the sale of all the Registrable Securities of such series by the Holders thereof; provided that (1) no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof and, if necessary, the Shelf Registration Statement has been amended to reflect such information, and (2) the Company shall be under no obligation to file any such Shelf Registration Statement before they are obligated to file an Exchange Offer Registration Statement pursuant to Section 2(a) hereof.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (ii) of the immediately preceding paragraph, the Company shall use its commercially reasonable efforts to file and cause to become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and, with respect to any Registrable Securities to which clause (ii) of the immediately preceding paragraph applies, a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of such Registrable Securities held by the Holders after completion of the Exchange Offer.

The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which the New Notes covered thereby cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company further agrees to use its commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Participating Holder of Registrable Securities with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC, as reasonably requested by the Participating Holders.

(c) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs with respect to a series of Registrable Securities, the interest rate on the Registrable Securities (and only the Registrable Securities) of such series will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default ends with respect to any New Notes when such New Notes cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer for such series is completed or when the Shelf Registration Statement covering such Registrable Securities becomes effective or (2) in the case of a Registration Default under clause (ii) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on the next date that there is no Registration Default.

Notwithstanding anything to the contrary in this Agreement, if the applicable Exchange Offer with respect to a series of Registrable Securities is consummated, any Holder who was, at the time such Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, or withdrew, its New Notes for Exchange Notes in such Exchange Offer will not be entitled to receive any additional interest pursuant to the immediately preceding paragraph, and such New Notes will no longer constitute Registrable Securities hereunder.

Any amounts of additional interest due under this Section 2(d) will be payable in cash on the regular interest payment dates of the New Notes. The additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the New Notes, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360-day year composed of twelve 30-day months, but it being understood that if the regular interest payment date of the New Notes is not a Business Day and the payment is made on the next succeeding Business Day, no further interest will accrue as a result of such delay), and the denominator of which is 360.

(e) The Company shall be entitled to suspend its obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any Free Writing Prospectus, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any Free Writing Prospectus usable or take any similar action (collectively, “Suspension Actions”) if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Company or any of its subsidiaries that may require disclosure in the Shelf Registration Statement or Prospectus and the Company determines that such disclosure is not in the best interest of the Company and its stockholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable. Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice of the delay or suspension (but not the basis thereof) to the Participating Holders. Upon the termination of such condition, the Company shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Participating Holders of the cessation of the delay or suspension (but not the basis thereof).

(f) Without limiting the remedies available to the Dealer Managers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Dealer Managers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Dealer Managers or any Holder may seek to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures.

(a) In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall use commercially reasonable efforts to:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Participating Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of, and Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Notes;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain a copy of any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, furnish to each Participating Holder, to the Dealer Managers (if any Registrable Securities held by the Dealer Managers are included in the Shelf Registration Statement), to counsel for such Participating Holders, to counsel for the Dealer Managers and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto (other than any document that amends and supplements any Prospectus, preliminary prospectus or Free Writing Prospectus because it is incorporated by reference therein), as such Participating Holder, counsel or Underwriter may reasonably request in writing in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v) register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions of the United States as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things within the Company’s reasonable control that may be reasonably necessary to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) execute or file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation or service of process in any such jurisdiction if it is not already so subject;

(vi) notify counsel for the Dealer Managers (it being understood that for purposes of this Agreement, any reference to counsel for the Dealer Managers shall mean Weil, Gotshal & Manges LLP unless the Dealer Managers notify the Company in a prior writing otherwise) and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders (it being understood that for purposes of this Agreement, references to such counsel shall only be applicable to the extent that the Company has been provided with contact information for such counsel) promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (3) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any U.S. jurisdiction or the initiation of any proceeding for such purpose, (4) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (5) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii) notify counsel for the Dealer Managers or, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders, of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective;

(viii) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as reasonably practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(ix) in the case of a Shelf Registration, furnish to each Participating Holder, without charge, upon request, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested), if such documents are not available via EDGAR;

(x) in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and, in the case of certificated securities, registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(xi) upon the occurrence of any event contemplated by Section 3(a)(vi)(4) hereof, prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Dealer Managers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Dealer Managers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission; provided that the Company shall not be required to take any action pursuant to this Section 3(a)(xi) during any suspension period pursuant to Sections 2(e) or 3(d).

(xii) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document at reasonable times and upon reasonable notice; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, of which the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object in writing within two Business Days after the receipt thereof, unless the Company believes that use or filing of such Prospectus, Free Writing Prospectus, or any amendment of or supplement thereto is required by applicable law;

(xiii) obtain a CUSIP number for all Exchange Notes of each series or Registrable Securities of each series that are registered on a Shelf Registration Statement, as the case may be, not later than the initial effective date of a Registration Statement;

(xiv) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Notes or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xv) in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriters participating in any disposition pursuant to such Shelf Registration Statement, one firm of attorneys and one firm of accountants designated by a majority in aggregate principal amount of the Registrable Securities held by the Participating Holders and one firm of attorneys and one firm of accountants designated by such Underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries reasonably requested by any such Inspector, Underwriter, attorney or accountant, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement and customary due diligence related to the offering and sale of Registrable Securities thereunder, subject to such parties conducting such investigation entering into confidentiality agreements as the Company may reasonably require and to any applicable privilege;

(xvi) [Reserved];

(xvii) if reasonably requested by any Participating Holder, promptly include or incorporate by reference in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein, based upon a reasonable belief that such information is required to be included therein or is necessary to make the information about such Participating Holder not misleading, and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; and

(xviii) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) provided that the Participating Holders’ representations and warranties are of the substance and scope as are customarily made by selling security holders to underwriters in underwritten offerings, to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and consistent with the applicable representations and warranties in the Dealer Manager Agreement and confirm the same if and when requested pursuant to the applicable underwriting agreement, (2) obtain opinions of counsel to the Company (which opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to the Underwriter of Registrable Securities, in customary form and subject to customary limitations, assumptions and exclusions and covering the matters customarily covered in opinions requested in underwritten offerings, provided that, if required by the Underwriter, counsel for the Participating Holders shall provide an opinion to the Underwriter covering the matters customarily covered in opinions requested from selling security holders by underwriters in underwritten offerings, in connection with an Underwritten Offering (3) in connection with an Underwritten Offering, obtain “comfort” letters from the independent registered public accountants of the Company (and, if necessary, any other registered public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to the Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) in connection with an Underwritten Offering, deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) In the case of a Shelf Registration Statement, the Company may require, as a condition to include such Holder’s Registrable Securities in such Shelf Registration Statement, each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities and other documentation necessary to effectuate the proposed disposition as the Company may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder. Each Holder of Registrable Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(c) Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(2) or Section 3(a)(vi)(4) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(xi) hereof and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d) If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall not be required to maintain the effectiveness thereof during the period of suspension, and the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions or notice that such amendment or supplement is not necessary, provided, however, that no such extension shall be made in the case where such suspension is solely a result of the Company’s compliance with Section 3(d) or any other suspension at the request of a Holder.

(e) The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject in each case to consent by the Company (which shall not be unreasonably withheld or delayed so long as such bank or manager is internationally recognized as an underwriter of debt securities offerings). All fees, costs and expenses of the Underwriters, except for Registration Expenses, shall be borne solely by the Participating Holders.

(f) No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4. Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer that receives Exchange Notes for its own account in an Exchange Offer in exchange for New Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

The Company understands that it is the Staff’s position that if the Prospectus contained in an Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof) if requested by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company further agrees that, subject to Section 3(c) hereof, Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Dealer Managers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Dealer Manager and each Holder, their respective directors, officers and employees, each Person, if any, who controls any Dealer Manager or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Dealer Manager within the meaning of Rule 405 under the Securities Act (any of the foregoing, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, damage, liability, action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Dealer Manager or information relating to any Holder furnished to the Company in writing through BofA Securities, J.P. Morgan Securities, Wells Fargo Securities or any selling Holder, respectively, expressly for use therein.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Dealer Managers and the other selling Holders, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, any Dealer Manager and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Dealer Manager within the meaning of Rule 405 under the Securities Act and such Dealer Manager’s respective directors, officers and employees, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, the Indemnified Person shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Dealer Manager, its affiliates, directors and officers and any control Persons of such Dealer Manager shall be designated in writing by BofA Securities, J.P. Morgan Securities and Wells Fargo Securities, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the New Notes and the Exchange Notes, on the one hand, and by the Holders from receiving New Notes or Exchange Notes registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the New Notes or Exchange Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Dealer Managers or any Holder or any Person controlling any Dealer Manager or any Holder or any affiliate of any Dealer Manager, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. The Company represents, warrants and agrees that it has not entered into, or on or after the date of this Agreement will enter into, any agreement that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company consents thereto in writing and the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, any courier guaranteeing overnight delivery or via email (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c); (ii) if to the Company, initially at the applicable address set forth in the Dealer Manager Agreement and thereafter at such other address(es), notice of which is given in accordance with the provisions of this Section 6(c); (iii) if to a Dealer Manager, initially at the such Dealer Manager’s address set forth in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iv) to such other Persons at their respective addresses as provided in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged (other than by an automatically generated reply), if emailed; on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(d) [Reserved].

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Dealer Managers (in their capacity as Dealer Managers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(f) Third Party Beneficiaries. The Trustee and each Holder shall be a third party beneficiary of the agreements made hereunder between the Company, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic delivery or otherwise) to the other parties. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) and have the same legal effect, validity or enforceability as physical delivery of the paper document bearing an original signature. The parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(h) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MICROSOFT CORPORATION

By:	/s/ Keith R. Dolliver
Name:	Keith R. Dolliver
Title:	Corporate Secretary and Deputy General Counsel

[Signature Page to Registration Rights Agreement]

BOFA SECURITIES, INC.

By:	/s/ Brendan Reen
Name:	Brendan Reen
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Harwood
Name:	Michael Harwood
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer

CASTLEOAK SECURITIES, L.P.

By:	/s/ Philip J. Ippolito
Name: Philip J. Ippolito
Title: Executive Vice President - Head of Operations

DREXEL HAMILTON, LLC

By:	/s/ Edward W. Sanok
Name: Edward W. Sanok
Title: Chief Compliance Officer

LOOP CAPITAL MARKETS LLC

By:	/s/ Cecil Brown
Name: Cecil Brown
Title: Senior Vice President

MFR SECURITIES, INC.

By:	/s/ George M. Ramirez
Name: George M. Ramirez
Title: President & CEO

[Signature Page to Registration Rights Agreement]

MISCHLER FINANCIAL GROUP, INC.

By:	/s/ Doyle L. Holmes
Name: Doyle L. Holmes
Title: President

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott Primrose
Name: Scott Primrose
Title: Authorized Signatory

SAMUEL A RAMIREZ & COMPANY, INC.

By:	/s/ Raymond O’Connor
Name: Raymond O’Connor
Title: Managing Director

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ Arion Williams
Name: Arion Williams
Title: Managing Director

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Academy Securities, Inc.

CastleOak Securities, L.P.

Drexel Hamilton, LLC

Loop Capital Markets LLC

MFR Securities, Inc.

Mischler Financial Group, Inc.

RBC Capital Markets, LLC

Samuel A Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC